AMENDMENT NO. 2 TO
KATHY HILTON LICENSE AGREEMENT

         This Amendment No. 2 to the License Agreement ("Agreement") is made and effective as of the _____  day of May 2007 (“Effective Date”), by and between KRH Licensing Company, LLC., a California corporation with an office and place of business at 250 North Canon Drive, 2nd Floor, Beverly Hills, California 90210 (collectively, "Licensor"), and OmniReliant Corp., a Florida corporation with an office and principal place of business at 4902 Eisenhower Blvd., Suite 185 Tampa, Florida 33634 ("Licensee") (together the "Parties").

WITNESSETH :

WHEREAS, the parties have entered into the Agreement on October 13, 2006; and

WHEREAS, the parties wish to enter into this Amendment to correct certain errors.

NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto covenant and agree as follows:

1.	The table in Article 8A is hereby amended to read as follows:

                    ANNUAL PERIOD GUARANTEED MINIMUM ROYALTIES
Annual Period	Dates	Minimum Royalty
1	Effective Date to 12/31/07	One Million Dollars
2	1/1/08 to 12/31/08	One Million Dollars
3	1/1/09 to 12/31/09	One Million Dollars
4	1/1/10 to 12/31/10	One Million Dollars
5	1/1/11 to 12/31/11	One Million Dollars

2.               Except as specifically amended herein, the Agreement is ratified and affirmed in all respects.

EXECUTED on the day and year first written above:

OMNIRELIANT CORP.

By:
Chris D. Phillips, President

KRH LICENSING COMPANY, LLC

By:
Richard Hilton, President

Ms. Kathy Hilton warrants and represents that should there be a successor entity to the rights to the KATHY HILTON trademark, such successor shall assume the obligations and succeed to the rights of the Licensor and the rights of Licensee shall continue unaffected.

ACKNOWLEDGE and APPROVED:

Kathy Hilton

Dated: May ___, 2007